UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Accuray Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8370041
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

1310 Chesapeake Terrace, Sunnyvale, CA	94089
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a
class of securities pursuant to Section 12(b)
of the Exchange Act and is effective
pursuant to General Instruction A.(c),
please check the following box.  ☒

If this form relates to the registration of a
class of securities pursuant to Section 12(g)
of the Exchange Act and is effective
pursuant to General Instruction A.(d),
please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-138622

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-138622) as originally filed with the Securities and Exchange Commission on November 13, 2006 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit Number	Description of Exhibit

3.1(1)	Amended and Restated Certificate of Incorporation of Registrant.

3.2(2)	Amended and Restated Certificate of Incorporation of Registrant, to be filed upon completion of this offering.

3.3(1)	Amended and Restated Bylaws of Registrant.

3.4(3)	Amended and Restated Bylaws of Registrant, to be in effect upon the completion of this offering.

4.1(4)	Common Stock Warrant dated August 9, 2002 by and between Registrant and Hazem Chehabi, M.D.

4.2(4)

Investors’ Rights Agreement dated October 30, 2006 by and between Registrant and purchasers of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and certain holders of common stock.

4.3(2)	Form of Common Stock Certificate.

(1) Incorporated by reference to the identically numbered exhibit to Amendment No. 5 to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on February 7, 2007, as amended (File No. 333-138622).

(2) Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on February 5, 2007, as amended (File No. 333-138622).

(3) Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on January 16, 2007, as amended (File No. 333-138622).

(4) Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on November 13, 2006, as amended (File No. 333-138622).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	February 7, 2007	Accuray Incorporated

		By:	/s/ Euan S. Thomson, Ph.D.
Name: Euan S. Thomson, Ph.D.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1(1)	Amended and Restated Certificate of Incorporation of Registrant.

3.2(2)	Amended and Restated Certificate of Incorporation of Registrant, to be filed upon completion of this offering.

3.3(1)	Amended and Restated Bylaws of Registrant.

3.4(3)	Amended and Restated Bylaws of Registrant, to be in effect upon the completion of this offering.

4.1(4)	Common Stock Warrant dated August 9, 2002 by and between Registrant and Hazem Chehabi, M.D.

4.2(4)

Investors’ Rights Agreement dated October 30, 2006 by and between Registrant and purchasers of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and certain holders of common stock.

4.3(2)	Form of Common Stock Certificate.

(1) Incorporated by reference to the identically numbered exhibit to Amendment No. 5 to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on February 7, 2007, as amended (File No. 333-138622).

(2) Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on February 5, 2007, as amended (File No. 333-138622).

(3) Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on January 16, 2007, as amended (File No. 333-138622).

(4) Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Accuray Incorporated filed by Accuray Incorporated on November 13, 2006, as amended (File No. 333-138622).